ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants

Member SEC Practice Section of the AICPA          941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in a Registration Statement on Form SB-2 of our report dated February 6, 2002 accompanying the audited balance sheets of Food Palace International, Inc. at January 31, 2002 and December 31, 2001 and the related statements of operations, stockholder's equity, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and to be named as an expert.


February 22, 2002

                                        /s/ ANDERSEN ANDERSEN & STRONG, L.C.

                                            ANDERSEN ANDERSEN & STRONG, L.C.